For Immediate Release
Investor Contact: Inspire Pharmaceuticals, Inc. Jenny Kobin Senior Director, Investor Relations (919) 941-9777, Extension 219 Media Contact: BMC Communications Brad Miles (212) 477-9007, Extension 17

INSPIRE NAMES JOSEPH M. SPAGNARDI SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

DURHAM, NC -- February 17, 2006 -- Inspire Pharmaceuticals, Inc. (NASDAQ: ISPH) today announced that Joseph M. Spagnardi, currently serving as the company's Vice President and Deputy General Counsel, will be promoted to the executive officer position of Senior Vice President, General Counsel and Secretary, effective March 2, 2006. Mr. Spagnardi will be succeeding Barry G. Pea, Executive Vice President of Corporate Development, General Counsel and Secretary, who is resigning his position effective March 1, 2006 to pursue other personal interests.

Kenneth B. Lee, Jr., Inspire's Chairman of the Board, stated, "Barry made many contributions during his tenure at Inspire, including building an outstanding in-house legal team and business development function and working closely with our Board of Directors. We greatly appreciate Barry's valuable contributions to the company and wish him the best in the future."

"We are pleased that Barry identified and recruited a strong successor for his position," said Christy L. Shaffer, Ph.D., President and CEO of Inspire. "Joe has been instrumental in advancing Inspire's business development efforts since joining the team. We are confident that with his legal and pharmaceutical expertise, Joe will be an integral part of our company's success. I look forward to working with Joe in this new capacity."

Prior to joining Inspire, Mr. Spagnardi spent ten years at GlaxoSmithKline (and its predecessor GlaxoWellcome), most recently as Assistant General Counsel for R&D Business Development Transactions, where he structured and negotiated strategic transactions relating to the development and commercialization of pharmaceutical products, development compounds and novel research technologies. Mr. Spagnardi began his career at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop). Mr. Spagnardi received a J.D. with Honors from the University of North Carolina School of Law and a B.S. in Business Administration cum laude from the University of Delaware.

About Inspire

Inspire is a biopharmaceutical company dedicated to discovering, developing and commercializing prescription pharmaceutical products in disease areas with significant commercial potential and unmet medical needs. Inspire has significant technical and scientific expertise in the therapy areas of ophthalmology and respiratory and is a leader in the field of P2 receptors which are important drug targets in various therapeutic areas, including ophthalmology, respiratory disease and cardiovascular disease. Inspire's U.S. specialty sales force promotes Elestat® (epinastine HCl ophthalmic solution) 0.05% and Restasis® (cyclosporine ophthalmic emulsion) 0.05%, ophthalmology products developed by Inspire's partner, Allergan, Inc. Elestat and Restasis are trademarks owned by Allergan, Inc. For more information on Inspire, visit www.inspirepharm.com.

Forward-Looking Statements

The forward-looking statements in this news release relating to management's expectations and beliefs are based on preliminary information and management assumptions. Such forward-looking statements are subject to a wide range of risks and uncertainties that could cause results to differ in material respects, including those relating to product development, revenue, expense and earnings expectations, the seasonality of Elestat, intellectual property rights, adverse litigation developments, adverse developments in the U.S. Securities and Exchange Commission (SEC) investigation, competitive products, results and timing of clinical trials, success of marketing efforts, the need for additional research and testing, delays in manufacturing, funding, and the timing and content of decisions made by regulatory authorities, including the U.S. Food and Drug Administration. Further information regarding factors that could affect Inspire's results is included in Inspire's filings with the SEC. Inspire undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof.

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